EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Registration Statement on Form SB-2/A, as amended, for IntelliHome, Inc. of our report dated April 17, 2007 related to the balance sheet of IntelliHome, Inc. for the year ended December 31, 2006 and the related Statements of Operations, Statements of Changes in Shareholders’ Deficit and Cash Flows for the years ended December 31, 2006 and 2005. We also consent to the reference to us under the headings “EXPERTS” in such Form SB-2/A, as amended.

Thomas Leger & Co. L.L.P.
Houston, Texas
May 8, 2007